EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

Contact:
Wayne F. Edwards -- Interim Co-Chairman (847) 737-5970
Ronald G. Bottrell, Dome Communications (312) 467-0760

      SAMES CORPORATION'S FRENCH SUBSIDIARY, SAMES, S.A., HAS DETERMINED TO
                FILE FOR BANKRUPTCY PROTECTION UNDER FRENCH LAW;
         PROSPECTIVE PURCHASER WITHDRAWS ITS PROPOSAL TO PURCHASE SAMES;
          MANAGING DIRECTOR OF SAMES, S.A. HAS RESIGNED FROM THE BOARD

FRANKLIN PARK, IL, May 21, 2001 -- Sames Corporation (AMEX: SGT) announced today that the Company's French subsidiary, Sames, S.A., has decided that due to severe cash flow problems and lack of liquidity it will file for bankruptcy protection under French law.

Further, the party the Company was in negotiations with for a purchase of the Company has withdrawn from the negotiations and indicated that it no longer is interested in pursuing a purchase of the Company. The Company is continuing to have discussions with the other multi-national company that expressed an indication of interest in purchasing the Company. However, as result of the decision of the Board of Managers' of Sames, S.A., the Company is not sure if such potential purchaser will continue to be interested in discussing a purchase of the Company.

Sames North America and Sames Japan will continue to operate and service their customers. The long- term impact of the Sames, S.A. bankruptcy upon the Company and its other subsidiaries has not yet been determined.

On a related note, Philippe Vuillerme, the Managing Director of Sames, S.A., has resigned from the Company's Board of Directors.

Sames Corporation is engaged in the design, manufacture and sale of high-quality spray finishing and coating application equipment. Sames is noted for its global leadership position in electrostatic finishing equipment for the automotive finishing market and for the general industrial finishing market. The Company's website is http://www.sames.com.
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This press release contains certain statements regarding the Company's future operating performance and strategic alternatives which constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations include, without limitation, adverse changes in the economy or the overall market generally, increased competition relating to the Company's products and services both within the United States and globally, lower than expected sales of the Company's products and services, the Company's inability to successfully implement manufacturing and cost-reduction programs, adverse results of the testing of the Company's products and validation programs or the failure of such products or programs to gain wide market acceptance, the future impact of the bankruptcy of Sames, S.A. on the consolidated financial condition and results of operations of the Company, the inability of the Company to successfully negotiate or to complete a sale of the Company, the inability of the Company to secure additional sources of financial support sufficient to satisfy its current operating obligations, the failure of the Company to implement its revised 2001 operating plan, including its shift in focus away

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from large automotive systems and toward its standard products and component parts business, continuing losses resulting from discontinued operations relating to the resolution and conclusion of the matters relating to the sale of the Binks business, fluctuation in sales revenues caused in part by currency fluctuations and translations, uncertainty relating to economic and political conditions in the countries and international markets in which the Company operates and competes, and changes in accounting principles, policies and guidelines.

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